UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2005

(Exact name of registrant as specified in its charter)
KENTUCKY (State or other jurisdiction of incorporation or organization)	0-1469 (Commission File Number)	61-0156015 (IRS Employer Identification No.)
700 Central Avenue Louisville, KY 40208 (Address of principal executive offices) (Zip Code)
(502) 636-4400 Registrant's telephone number, including area code
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

        On July 27, 2005, Churchill Downs Incorporated (the “Company”) filed with the Kentucky Secretary of State Amended and Restated Articles of Incorporation, which included as an amendment to the previous Amended and Restated Articles of Incorporation new Article XIII. Article XIII (the “Regulatory Amendment”), was previously approved by the Company’s Board of Directors on March 10, 2005 and by its shareholders at the Company’s Annual Meeting of Shareholders held June 16, 2005. The following summary of the Regulatory Amendment is qualified in its entirety by reference to the complete text of the Regulatory Amendment, which is included as Article XIII of the Company’s Amended and Restated Articles of Incorporation attached to this Report on Form 8-K as Exhibit 4.1.

        Under the Regulatory Amendment, all shares of the Company’s voting stock will be held subject to any statute, rule, regulation, order, ordinance or interpretation of a regulatory authority, as defined in the Regulatory Amendment (a “Regulation”). If any owner of the Company’s voting stock is requested or required to appear before, submit to the jurisdiction of, or provide information to a regulatory authority and either refuses to do so or otherwise fails to comply with the request, or is determined by a regulatory authority not to be suitable or qualified to beneficially own the Company’s voting stock, then the Company may, at its election: (i) purchase any or all of the voting stock held by such owner (a “Disqualified Owner”), or (ii) if such voting stock is not so purchased by the Company, the owner, pursuant to the Regulatory Amendment, agrees to dispose of his or her interest within the 120 day period following the date the Company receives notice from the regulatory authority of the holder’s unsuitability, or such earlier time required by the regulatory authority. The determination that a beneficial owner of the Company’s voting stock is a Disqualified Owner will be made by the Company’s Board of Directors on the basis of information known to it after reasonable inquiry.

        If the Company elects to repurchase shares of a Disqualified Owner, the purchase price for the shares will depend upon the date of acquisition of shares by the Disqualified Owner. If the Disqualified Owner acquired his or her shares within 24 months prior to the date of the notice provided by the Company electing to purchase the shares, the price will be the lesser of (a) the market price of the Disqualified Owner’s shares, based upon the average of the 15 consecutive trading days prior to the date of the Company’s election to purchase (the “Market Price”), or (b) the price paid by the Disqualified Owner for the shares. If the Disqualified Owner has acquired the shares prior to the 24 month period terminating on the date of the Company’s purchase notice, then the purchase price for the shares will be the Market Price. Following the date of the repurchase specified by the Company in its notice, or any earlier date required by any Regulation, no dividends will be payable on and no voting rights will be available on any shares covered by the notice which have not been duly delivered by the holder for repurchase by the Company.

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Item 8.01 Other Events.

        The text of Item 3.03 is incorporated by reference. This information updates the description of the Company’s common stock, no par value (the “Common Stock”), which is contained in the Company’s Current Report on Form 8-K filed December 14, 1998, pursuant to Section 13 of the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation of Churchill Downs Incorporated.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED
Date: July 29, 2005	By:/s/Thomas H. Meeker Thomas H. Meeker President and Chief Executive Officer

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